Exhibit 99.1

U.S. Cellular issued a press release on Oct. 22 reporting certain third-quarter and nine-month operating data. The press release can be found in the Conference Call section of the Investor Relations section of www.uscellular.com. In addition, the company hosted a joint conference call on Oct. 22 and discussed certain third-quarter operating data. U.S. Cellular will not be hosting another conference call to discuss third-quarter results. Interested parties may listen to the Oct. 22 replay by accessing the Conference Call section of the Investor Relations section of www.uscellular.com or at http://www.firstcallevents.com/service/ajwz390314455gf12.html. In addition, certain financial and statistical information contained in the conference call presentation was posted to the U.S. Cellular web site together with reconciliations to GAAP of any non-GAAP information.

Contact:	Kenneth R. Meyers, Executive Vice President - Finance - U.S. Cellular (773) 399-8900 kmeyers@uscellular.com

Mark A. Steinkrauss, Vice President, Corporate Relations -TDS (312) 592-5384 mark.steinkrauss@teldta.com

FOR RELEASE: IMMEDIATE

U.S. CELLULAR REPORTS FULL THIRD-QUARTER RESULTS

Oct. 31, 2003, Chicago, Illinois — United States Cellular Corporation [AMEX:USM] reported full operating results for the third quarter and nine months ended Sept. 30, 2003. Service revenues were $628.4 million for the third quarter of 2003, up 12% from $561.2 million in the comparable period a year ago. The company recorded operating income of $97 million during the quarter, an increase of 55% from the third quarter of 2002. Net income and basic earnings per share were $41.7 million and $.48 respectively, compared to $11 million and $.13 respectively, in the comparable period one year ago. In the third quarter of 2002, the company recorded $34.2 million of pre-tax losses ($21.8 million net of tax of $12.4 million) related to the writedown of certain notes receivable.

The company’s results include operations through July 31, 2003 of markets included in the August 1, 2003 exchange of assets with AT&T Wireless [NYSE:AWE]. Year-over-year comparisons are also affected by the acquisition of the company’s Chicago operations on August 7, 2002. Third quarter 2002 results only include the operating results of the Chicago operations subsequent to that date.

Prior Third Quarter Announcement

U.S. Cellular issued a press release on Oct. 22 reporting third-quarter and nine-month operating data. The U.S. Cellular press release can be found in the Conference Call section of the Investor Relations section of www.uscellular.com. In addition, the company hosted a joint conference call on Oct. 22 and discussed third-quarter operating data. U.S. Cellular will not be hosting another conference call to discuss third-quarter results.

The operating data released on Oct. 22 are not changed by the information reported in this press release, which includes the full operating results for the third quarter and nine months ending Sept. 30, 2003. U.S. Cellular had released only certain operating data on Oct. 22 due to uncertainty about the applicability and effect of recent guidance regarding the implementation of SFAS 150, “Accounting for Certain Instruments with Characteristics of both Liabilities and Equity” that relate to mandatorily redeemable noncontrolling interests. On Oct. 29, 2003, U.S. Cellular was advised that the Financial Accounting Standards Board

(“FASB”) deferred those provisions of SFAS 150 and prohibited early adoption while the FASB reconsiders these provisions. Consequently, as required by this decision, the results of operations do not include any effects related to SFAS 150.

Income Tax Rate

The company recorded an additional $10.2 million income tax expense related to the exchange of properties with AT&T Wireless on Aug. 1, 2003 that resulted in an overall effective tax rate of 50.5% in the quarter. Excluding the additional income tax expense related to the exchange, the effective income tax rate would have been 40.3%.

U.S. Cellular Reported Certain Operating Data for Third Quarter – Oct. 22, 2003

U.S. Cellular issued a press release on Oct. 22 reporting certain third-quarter and nine-month operating data. The U.S. Cellular press release can be found in the Conference Call section of the Investor Relations section of www.uscellular.com. In addition, the company hosted a joint conference call on Oct. 22 and discussed certain third-quarter operating data. U.S. Cellular will not be hosting another conference call to discuss third-quarter results. Interested parties may listen to the Oct. 22 replay by accessing the Conference Call section of the Investor Relations section of www.uscellular.com or at http://www.firstcallevents.com/service/ajwz390314455gf12.html. In addition, certain financial and statistical information contained in the conference call presentation was posted to the U.S. Cellular web site together with reconciliations to Generally Accepted Accounting Principles (“GAAP”) of any non-GAAP information.

As of Sept. 30, U.S. Cellular Corporation, the nation’s eighth largest wireless service carrier, provided wireless service to more than 4.2 million customers in 141 markets throughout 25 states. The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support and a high-quality network.

USM’s Internet Home Page: www.uscellular.com

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UNITED STATES CELLULAR CORPORATION SUMMARY OPERATING DATA

Quarter Ended	9/30/03	6/30/03	3/31/03	12/31/02	9/30/02

Consolidated Markets:
Total population (000s) (1)	45,817	41,288	41,288	41,048	41,048
Customer units	4,268,000	4,343,000	4,240,000	4,103,000	3,943,000
Net customer unit activations	66,000	103,000	137,000	160,000	76,000
Market penetration (1)	9.32%	10.52%	10.27%	10.00%	9.61%
Markets in operation (2)	141	150	149	149	149
Cell sites in service	4,082	4,106	3,987	3,914	3,750
Average monthly revenue per unit (3)	$49.05	$47.38	$45.05	$47.91	$49.31
Retail service revenue per unit (3)	$39.57	$38.69	$37.05	$38.69	$38.95
Inbound roaming revenue per unit (3)	$4.65	$4.41	$4.36	$5.37	$6.52
Long-distance/other revenue per unit (3)	$4.83	$4.28	$3.64	$3.85	$3.84
Minutes of use (MOU) (4)	435	424	377	359	327
Postpay churn rate per month (5)	1.6%	1.5%	1.6%	1.8%	2.0%
Marketing cost per gross
customer unit addition (6)	$405	$378	$358	$369	$348
Capital Expenditures ($000s)	$135,111	$163,076	$140,926	$281,615	$192,256

(1)

Market penetration is calculated using 2002 Claritas population estimates for 9/30/03, 6/30/03 and 3/31/03 and 2001 Claritas estimates for all other periods. "Total population" represents the total incremental population of each of U.S. Cellular's consolidated markets, regardless of whether the market has begun marketing operations. The 9/30/03 total population amounts exclude the population of the 10 markets transferred to AWE in August 2003 and include the population of the 14 markets acquired from AWE in August 2003.

(2)	Represents only those markets which have begun marketing operations.
(3)	Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:
			(Dollars in thousands)
Service Revenues per Financial Highlights	$628,440	$610,109	$564,601	$575,387	$561,240
Components:
Retail service revenue during quarter	$506,983	$498,176	$464,341	$464,633	$443,290
Inbound roaming revenue during quarter	$59,638	$56,840	$54,606	$64,533	$74,243
Long-distance/other revenue during quarter	$61,819	$55,093	$45,654	$46,221	$43,707

Divided by average customers during quarter (000s)	4,271	4,292	4,178	4,003	3,794
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$49.05	$47.38	$45.05	$47.91	$49.31
Retail service revenue per unit	$39.57	$38.69	$37.05	$38.69	$38.95
Inbound roaming revenue per unit	$4.65	$4.41	$4.36	$5.37	$6.52
Long-distance/other revenue per unit	$4.83	$4.28	$3.64	$3.85	$3.84

(4)	Average monthly local minutes of use per customer (without roaming).
(5)	Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.
(6)

The numerator of this calculation is the sum of Marketing and Selling Expenses and Cost of Equipment Sold, less Equipment Sales Revenues (excluding agent rebates related to customer retention), for each respective quarter. The numerator is then divided by the number of gross customers activated on the U.S. Cellular network for each respective quarter to arrive at marketing cost per gross customer unit addition.

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UNITED STATES CELLULAR CORPORATION FINANCIAL HIGHLIGHTS Three Months Ended September 30 (Unaudited, dollars in thousands, except per share amounts)
			Increase (Decrease)

	2003	2002	Amount	Percent

Operating Revenues
Service Revenues	$628,440	$561,240	$67,200	12.0%
Equipment Sales	28,903	18,546	10,357	55.8%

	657,343	579,786	77,557	13.4%

Operating Expenses
System Operations (Excluding all amounts included in Depreciation below)	153,724	136,367	17,357	12.7%
Marketing and Selling	101,589	91,060	10,529	11.6%
Cost of Equipment Sold	53,383	51,595	1,788	3.5%
General and Administrative	150,894	135,191	15,703	11.6%
Depreciation	89,797	93,355	(3,558)	(3.8%)
Amortization of Deferred Charges and Customer Lists	12,367	9,521	2,846	29.9%
(Gain) on Assets Held for Sale	(1,442)	--	(1,442)	N/M

	560,312	517,089	43,223	8.4%

Operating Income	97,031	62,697	34,334	54.8%

Investment Income	11,301	12,963	(1,662)	(12.8%)
Interest (Expense)	(15,615)	(13,306)	(2,309)	(17.4%)
(Loss) on Investments	--	(34,210)	34,210	N/M
Other Income	1,019	885	134	15.1%

Income Before Income Taxes and Minority Interest	93,736	29,029	64,707	222.9%
Income Tax Expense	47,364	15,460	31,904	206.4%

Income Before Minority Interest	46,372	13,569	32,803	241.7%
Minority Share of Income	(4,633)	(2,594)	(2,039)	(78.6%)

Net Income	$41,739	$10,975	$30,764	280.3%

Weighted Average Common and Series A Common Shares (000s) (Basic)	86,142	86,095	47

Earnings Per Common and Series A Common Share ("EPS") (Basic)	$0.48	$0.13	$0.35	269.2%

Earnings Per Common and Series A Common Share ("EPS") (Diluted)	$0.48	$0.13	$0.35	269.2%

N/M — Percent change not meaningful

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UNITED STATES CELLULAR CORPORATION FINANCIAL HIGHLIGHTS Nine Months Ended September 30 (Unaudited, dollars in thousands, except per share amounts)
			Increase (Decrease)

	2003	2002	Amount	Percent

Operating Revenues
Service Revenues	$1,803,150	$1,523,506	$279,644	18.4%
Equipment Sales	89,917	59,039	30,878	52.3%

	1,893,067	1,582,545	310,522	19.6%

Operating Expenses
System Operations (Excluding all amounts included in Depreciation below)	438,721	362,426	76,295	21.1%
Marketing and Selling	309,058	249,185	59,873	24.0%
Cost of Equipment Sold	175,510	118,550	56,960	48.0%
General and Administrative	483,981	356,702	127,279	35.7%
Depreciation	272,773	228,289	44,484	19.5%
Amortization of Deferred Charges and Customer Lists	42,165	23,748	18,417	77.6%
Loss on Assets Held for Sale	25,558	--	25,558	N/M

	1,747,766	1,338,900	408,866	30.5%

Operating Income	145,301	243,645	(98,344)	(40.4%)

Investment Income	37,163	30,711	6,452	21.0%
Interest (Expense)	(47,513)	(30,993)	(16,520)	(53.3%)
(Loss) on Investments	(3,500)	(278,909)	275,409	98.7%
Other Income	2,801	4,924	(2,123)	(43.1%)

Income (Loss) Before Income Taxes and Minority Interest	134,252	(30,622)	164,874	N/M
Income Tax Expense (Benefit)	68,493	(3,856)	72,349	N/M

Income (Loss) Before Minority Interest	65,759	(26,766)	92,525	N/M
Minority Share of Income	(9,549)	(6,248)	(3,301)	(52.8%)

Income (Loss) Before Cumulative Effect of Accounting Change	56,210	(33,014)	89,224	N/M
Cumulative effect of accounting change, net of tax	--	4,097	(4,097)	N/M

Net Income (Loss)	$56,210	$(28,917)	$85,127	N/M

Weighted Average Common and Series A Common Shares (000s) (Basic)	86,132	86,077	55

Earnings Per Common and Series A Common Share ("EPS") (Basic)	$0.65	$(0.34)	$0.99	N/M

Basic EPS Before Cumulative Effect of Accounting Change	$0.65	$(0.39)	$1.04	N/M
Basic EPS from Cumulative Effect of Accounting Change	$--	$0.05	$(0.05)	N/M

Earnings Per Common and Series A Common Share ("EPS") (Diluted)	$0.65	$(0.34)	$0.99	N/M

Diluted EPS Before Cumulative Effect of Accounting Change	$0.65	$(0.39)	$1.04	N/M
Diluted EPS from Cumulative Effect of Accounting Change	$--	$0.05	$(0.05)	N/M

N/M — Percent change not meaningful

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UNITED STATES CELLULAR CORPORATION CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands) ASSETS

	September 30, 2003	December 31, 2002

Current Assets
Cash and cash equivalents
General funds	$21,945	$14,155
Affiliated cash equivalents	--	709

	21,945	14,864
Accounts receivable	273,901	315,251
Inventory	39,674	55,490
Prepaid expenses and other current assets	51,274	67,668

	386,794	453,273

Investments
Licenses	1,111,780	1,038,556
Goodwill	549,780	643,629
Customer list, net	27,201	40,087
Deferred licenses	47,158	--
Marketable equity securities	211,178	185,961
Investments in unconsolidated entities, net	178,417	161,451
Notes and interest receivable--long-term	6,476	7,287

	2,131,990	2,076,971

Property, Plant and Equipment
In service and under construction	3,339,146	3,085,583
Less accumulated depreciation	1,248,339	1,051,792

	2,090,807	2,033,791

Deferred Charges
System development costs, net	107,754	114,642
Other, net	23,359	21,164

	131,113	135,806

Total Assets	$4,740,704	$4,699,841

NOTE: Certain December 31, 2002 amounts have been changed to conform to current period presentation.

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UNITED STATES CELLULAR CORPORATION CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands) LIABILITIES AND SHAREHOLDERS' EQUITY

	September 30, 2003	December 31, 2002

Current Liabilities
9% senior notes	$--	$45,200
Notes payable	470,000	460,000
Accounts payable
Affiliates	5,446	4,958
Trade	179,619	301,929
Customer deposits and deferred revenues	94,032	82,639
Accrued interest	5,203	9,295
Accrued taxes	51,049	24,401
Accrued compensation	32,493	30,279
Other current liabilities	24,311	20,323

	862,153	979,024

Long-term Debt
Long-term debt-affiliates	105,000	105,000
6% zero coupon convertible debentures	155,356	148,604
7.25% unsecured notes	250,000	250,000
Variable prepaid forward contract	159,856	159,856
8.75% notes	130,000	130,000
Other	13,000	13,000

	813,212	806,460

Deferred Liabilities and Credits	520,613	444,255

Minority Interest	61,395	55,068

Common Shareholders' Equity
Common Shares, par value $1 per share	55,046	55,046
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,307,646	1,307,185
Treasury Shares	(115,473)	(117,262)
Accumulated other comprehensive income	20,142	10,307
Retained earnings	1,182,964	1,126,752

	2,483,331	2,415,034

Total Liabilities and Shareholders' Equity	$4,740,704	$4,699,841

NOTE: Certain December 31, 2002 amounts have been changed to conform to current period presentation.

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